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                                                                    Exhibit 1.01

                            INTERNET.COM CORPORATION
                                3,750,000 SHARES

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                  _____ __, 2000

Hambrecht & Quist LLC
BancBoston Robertson Stephens Inc.
U.S. Bancorp Piper Jaffray Inc.
William Blair & Company, L.L.C.
  c/o Hambrecht & Quist LLC
  One Bush Street
  San Francisco, CA 94104

Ladies and Gentlemen:

         internet.com Corporation, a Delaware corporation (herein called the "Company"), proposes to issue and sell 1,750,000 shares of its authorized but unissued Common Stock, $ 0.01 par value (herein called the "Common Stock), and a stockholder of the Company named in Schedule II hereto (herein called the "Selling Securityholder") proposes to sell an aggregate of 2,000,000 shares of Common Stock of the Company (said 3,750,000 shares of Common Stock being herein called the "Underwritten Stock"). The Selling Securityholder proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 562,500 additional shares of Common Stock (herein called the "Option Stock" and with the Underwritten Stock herein collectively called the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company and the Selling Securityholder severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the "Underwriters," which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on their behalf and to act for them in the manner herein provided.

         1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the "Commission") a registration statement on Form S-1 (No. 333-91853), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the "Securities Act") of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

         The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a "Rule 462(b) Registration Statement,") and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date,") shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) Registration Statement). The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term


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"Preliminary Prospectus" as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SECURITYHOLDER.

         (a) The Company hereby represents and warrants to the several Underwriters as follows:

          (i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

          (ii) As of the time the Registration Statement is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the Closing Date (as hereinafter defined) and on any later date on which Option Stock is to be purchased, (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) comply or will comply in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission.

          (iii) The financial statements of the Company, together with the notes thereto, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. The pro forma condensed combined financial information included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable published rules and regulations of the Commission with respect to pro forma financial information and the assumptions used in preparing such information are reasonable. Arthur Andersen LLP, Tobkin, Chiang and Hammon, and Revideco AB, which have each expressed their opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.



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          (iv) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own or lease its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, condition (financial or otherwise) or properties of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect").

          (v) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, condition (financial or otherwise), business, key personnel, property, net worth or results of operations of the Company and its subsidiaries, taken as a whole.

          (vi) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which could not reasonably be expected to result in a Material Adverse Effect.

          (vii) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

          (viii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Underwritten Stock by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Underwritten Stock as contemplated by this Agreement.

          (ix) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other



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     rights to subscribe for or purchase securities, and the holders thereof are not subject to personal liability by reason of being such holders; the Underwritten Stock which may be sold hereunder by the Company has been duly authorized and, when issued, delivered and paid for in accordance with the terms hereof, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and Prospectus. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as otherwise stated in the Registration Statement and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Underwritten Stock as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement and Prospectus and except for any directors' qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus.

          (x) The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business, except where the failure to hold or be in compliance could not reasonably be expected to have a Material Adverse Effect, and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except where the failure to hold or be in compliance could not reasonably be expected to have a Material Adverse Effect; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except where the failure to hold or be in compliance could not reasonably be expected to have a Material Adverse Effect.

          (xi) The Company and its subsidiaries have good and marketable title to all property described in the Registration Statement and Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus; the property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries; the Company and each of its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement and Prospectus; except as stated in the Registration Statement and Prospectus, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business of the Company, except where the failure to hold or be in compliance could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.



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          (xii) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject, except for breaches or defaults that could not reasonably be expected to have a Material Adverse Effect.

          (xiii) The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed, and the Company's subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed (except for the failure to file tax returns as could not reasonably be expected to have a Material Adverse Effect) and neither the Company nor any of its subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith.

          (xiv) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Underwritten Stock other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

          (xv) The Underwritten Stock has been conditionally approved for quotation on the Nasdaq National Market.

          (xvi) Other than the subsidiaries of the Company listed in Exhibit
     21.01 to the Registration Statement and except as described in the Registration Statement, the Company owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

          (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xviii) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (xix) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

          (xx) The Company is not an "investment company" as defined in the Investment Company Act of 1940, and is not required to register as an investment adviser as defined in the Investment Advisers Act of 1940.

     (b) The Selling Securityholder hereby represents and warrants to the several Underwriters as follows:

          (i) The Selling Securityholder is the record and beneficial owner of, and has valid and marketable title to the Stock to be sold by the Selling Securityholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances; and upon delivery of and payment for such Stock hereunder, the several



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     Underwriters will acquire valid and marketable title thereto, free and clear of any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances. The Selling Securityholder is selling the Stock to be sold by the Selling Securityholder for the Selling Securityholder's own account and is not selling such Stock, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by the Selling Securityholder will inure, either directly or indirectly, to the benefit of the Company.

          (ii) The Selling Securityholder has duly authorized, executed and delivered a Letter of Transmittal and Custody Agreement ("Custody Agreement"), which Custody Agreement is a valid and binding obligation of the Selling Securityholder, to American Stock Transfer & Trust Co., as Custodian (the "Custodian"); pursuant to the Custody Agreement the Selling Securityholder has placed in custody with the Custodian, for delivery under this Agreement, the certificates representing the Stock to be sold by the Selling Securityholder; and such certificates were duly and properly endorsed in blank for transfer, or were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

          (iii) The Selling Securityholder has the power and authority to enter into this Agreement and to sell, transfer and deliver the Stock to be sold by the Selling Securityholder; and the Selling Securityholder has duly authorized, executed and delivered to [Joseph G. NeCastro and Preston L. Vice], as attorneys-in-fact (the "Attorneys-in-Fact,") an irrevocable power of attorney (a "Power of Attorney") authorizing and directing the Attorneys-in-Fact, or either of them, to effect the sale and delivery of the Stock being sold by the Selling Securityholder, to enter into this Agreement and to take all such other action as may be necessary hereunder.

          (iv) This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of the Selling Securityholder and each constitutes a valid and binding agreement of the Selling Securityholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement, the Custody Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Selling Securityholder is a party or by which the Selling Securityholder is bound, or any law, regulation, order or decree applicable to the Selling Securityholder; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Stock being sold by the Selling Securityholder, except such as may be required under the Act or state securities laws or blue sky laws.

          (v) The Selling Securityholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Selling Securityholder.

          (vi) The Selling Securityholder has reviewed the Registration Statement and the Prospectus and to the actual knowledge of the Selling Securityholder neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading regarding the Selling Securityholder.

     3. PURCHASE OF THE STOCK BY THE UNDERWRITERS.



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         (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 1,750,000 shares of the Underwritten Stock to the several Underwriters, the Selling Securityholder agrees to sell to the several Underwriters the number of shares of the Underwritten Stock set forth in Schedule II opposite the name of the Selling Securityholder, and each of the Underwriters agrees to purchase from the Company and the Selling Securityholder the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Securityholder and purchased by the several Underwriters shall be $___ per share. The obligation of each Underwriter to the Company and the Selling Securityholder shall be to purchase from the Company and the Selling Securityholder that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Securityholder pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and
(c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

         (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company or the Selling Securityholder shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; PROVIDED, HOWEVER, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Securityholder shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Securityholder shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company and the Selling Securityholder shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Securityholder to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Securityholder. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Selling Securityholder grants an option to the several Underwriters to purchase, severally and not jointly, up to 562,500 shares in the aggregate of the



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Option Stock from the Selling Securityholder at the same price per share as the
Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Attorneys-in-Fact setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

         4.       OFFERING BY UNDERWRITERS.

         (a) The terms of the public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the public offering and increase or decrease the concessions and discounts to dealers as they may determine.

         (b) The information set forth under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

         5. DELIVERY OF AND PAYMENT FOR THE STOCK.

         (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY 10103, at 7:00 a.m., San Francisco time, on the third business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such third business day, as shall be agreed upon in writing by the Company, the Selling Securityholder and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the "Closing Date."

         (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY 10103, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

         (c) Payment for the Stock purchased from the Company shall be made to the Company or its order, and payment for the Stock purchased from the Selling Securityholder shall be made to the Custodian, for the account of the Selling Securityholder, in each case by one or more certified or official bank check or checks or wire transfers in same day funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 34 Exchange Place, Harborside Financial Plaza 2, Jersey City, New Jersey 07311 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

         It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Securityholder for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

         6. FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING SECURITYHOLDER. Each of the Company and the Selling Securityholder respectively covenants and agrees as follows:

         (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and
(ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

         (b) The Company will promptly notify you after it shall receive notice or obtain knowledge of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company and the Selling Securityholder will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

         (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

         (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

         (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

         (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may reasonably designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

         (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

         (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

         (i) The Company and the Selling Securityholder jointly and severally agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, including all costs and expenses incident to
(i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. ("NASD") of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. The Selling Securityholder will pay any transfer taxes incident to the transfer to the Underwriters of the shares the Stock being sold by the Selling Securityholder.

         (j) The Company and the Selling Securityholder jointly and severally agree to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

         (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company and the Selling Securityholder hereby agree to pay and shall not affect any agreement which the Company and the Selling Securityholder may make, or may have made, for the sharing of any such expenses and costs.

         (l) The Company and the Selling Securityholder hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company or such Selling Securityholder, as the case may be, will not, for a period of 90 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the Company (the "Option Plans") or upon the exercise of warrants outstanding as of the date hereof, and (C) options to purchase Common Stock granted under the Option Plans.

         (m) The Company agrees to use its best efforts to cause all directors, executive officers, and beneficial holders of more than 5% of the outstanding Common Stock to agree that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, subject to certain exceptions, for a period of 90 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock.

         (n) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, such that the Company was not and will not be deemed an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         7.  INDEMNIFICATION AND CONTRIBUTION.

         (a) Subject to the provisions of paragraph (f) of this Section 7, the Company and the Selling Securityholder jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the "Exchange Act"), or the common law or otherwise, and the Company and the Selling Securityholder jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that (1) the indemnity agreements of the Company and the Selling Securityholder contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof, and (3) the Selling Securityholder shall only be liable under this paragraph with respect to information pertaining to the Selling Securityholder furnished by or on behalf of the Selling Securityholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreements of the Company and the Selling Securityholder contained in this paragraph (a) and the representations and warranties of the Company and the Selling Securityholder contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and the Selling Securityholder from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (c) Each party indemnified under the provision of paragraphs (a) and
(b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; PROVIDED, HOWEVER, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through
(c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Securityholder and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

         (e) No indemnified party will, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any person who controls such indemnified party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         (f) The liability of the Selling Securityholder under the Selling Securityholder's representations and warranties contained in paragraph (b) of
Section 2 hereof and under the indemnity and reimbursement agreements contained in the provisions of this Section 7 and Section 11 hereof shall be limited to an amount equal to the public offering price of the stock sold by the Selling Securityholder to the Underwriters. The Company and the Selling Securityholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

         8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Securityholder if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Securityholder to the Underwriters and no liability of the Underwriters to the Company or the Selling Securityholder; PROVIDED, HOWEVER, that in the event of any such termination the Company and the Selling Securityholder agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholder under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

         9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Securityholder of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

         (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

         (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Fulbright & Jaworski L.L.P., counsel for the Underwriters, which approval shall not be unreasonably withheld.

         (c) You shall have received from Willkie Farr & Gallagher, counsel for the Company, and from Jones, Day, Reavis & Pogue, counsel for the Selling Securityholder, opinions, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A-1 and A-2 respectively, hereto, and if Option Stock is purchased at any date after the Closing Date, additional opinions from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

         (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and
(viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

         (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct.

         (f) You shall have received from Arthur Andersen LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

         (g) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

         (h) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

         (i) On or prior to the Closing Date, you shall have received from all directors, executive officers, and beneficial holders of more than 5% of the outstanding Common Stock agreements, in form reasonably satisfactory to Hambrecht & Quist LLC, stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, subject to certain exceptions, for a period of 90 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock.

         All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Fulbright & Jaworski L.L.P., counsel for the Underwriters, shall be satisfied that they comply in form and scope.

         In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and to the Selling Securityholder. Any such termination shall be without liability of the Company or the Selling Securityholder to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholder; PROVIDED, HOWEVER, that (i) in the event of such termination, the Company and the Selling Securityholder agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholder under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Securityholder to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

         10. CONDITIONS OF THE OBLIGATION OF THE COMPANY AND THE SELLING SECURITYHOLDER. The obligation of the Company and the Selling Securityholder to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

         In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Securityholder by giving notice to you. Any such termination shall be without liability of the Company and the Selling Securityholder to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholder; PROVIDED, HOWEVER, that in the event of any such termination the Company and the Selling Securityholder jointly and severally agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholder under this Agreement, including all costs and expenses referred to in paragraphs
(i) and (j) of Section 6 hereof.

         11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 7 of this Agreement (and subject, in the case of the Selling Securityholder, to the provisions of paragraph (f) of Section 7), the Company and the Selling Securityholder hereby jointly and severally agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; PROVIDED, HOWEVER, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

         12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Securityholder and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Securityholder and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

         13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 23 Old King's Highway South, Darien, Connecticut 06820, Attention: Chairman; and if to the Selling Securityholder, shall be mailed, telegraphed or delivered to the Selling Securityholder in care of _____________at ________________________. All notices given by telegraph shall be promptly confirmed by letter.

         14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Securityholder or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; PROVIDED, HOWEVER, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (l) and (m) of Section 6 hereof shall be of no further force or effect.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         Please sign and return to the Company and to the Selling Securityholder in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Securityholder and the several Underwriters in accordance with its terms.

                                                  Very truly yours,
                                                  internet.com Corporation

                                                  By
                                                    ----------------------------
                                                             [Name]
                                                            [Title]

                                                  SELLING SECURITYHOLDER:

                                                  Internet World Media, Inc.

                                                  By
                                                    ----------------------------
                                                            [Attorney-in-Fact]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
BANCBOSTON ROBERTSON STEPHENS INC.
U.S. BANCORP PIPER JAFFRAY INC.
WILLIAM BLAIR & COMPANY, L.L.C.
  By Hambrecht & Quist LLC

By
  -------------------------
Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS

         NUMBER OF
         SHARES
         TO BE PURCHASED BY THE
         UNDERWRITERS
         ------------

Hambrecht & Quist LLC . . . . . . . . . . . . . . . . . . . . . .

BancBoston Robertson Stephens Inc. . . . . . . . . . . . . . . . . . . . . . . .
U.S. Bancorp Piper Jaffray Inc.
William Blair &  Company, L.L.C.








                                                                    ------------

         Total. . . . . . . . . . . . . . . . . . . . . . . . . . . 3,750,000
                                                                    =========

                                   SCHEDULE II

                             SELLING SECURITYHOLDER


                                            NUMBER OF
NAME AND ADDRESS                            SHARES
OF SELLING SECURITYHOLDER                   TO BE SOLD
-------------------------                   ----------

Internet World Media, Inc.                  2,000,000

         Total. . . .. . . . . . . . . . . .2,000,000
                                            =========

                                    ANNEX A-1

        MATTERS TO BE COVERED IN THE OPINION OF WILLKIE FARR & GALLAGHER
                             COUNSEL FOR THE COMPANY

         (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as currently being conducted and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business makes such qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

         (ii) The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock." All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement and Prospectus, to such counsel's knowledge, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter or by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. To such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company other than rights that have been effectively waived.

         (iii) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

         (iv) The descriptions (a) in the Prospectus under the captions "Certain Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale," and (b) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of legal matters or documents (or provisions thereof) referenced therein, fairly present the information required to be disclosed with respect to such legal matters and documents (or provisions thereof) and fairly summarize in all material respects such legal matters and documents (or provisions thereof) required to be disclosed.

         (v) The Company has all requisite corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute, rule or regulation (other than state securities or blue sky laws as to which such counsel need not express any opinion) applicable to the Company, (b) any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject which is filed as an exhibit to the Registration Statement or of which such counsel is aware, (c) the Company's certificate of incorporation or bylaws, or (d) or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as has been obtained under the Act or as may be required under blue sky laws or state securities laws (as to which such counsel need not express any opinion).

         (vi) To such counsel's knowledge, the Company is not in violation of its charter or by-laws. To such counsel's knowledge, the Company is not in breach of or otherwise in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which it may be bound, or to which any of the property or assets of the Company is subject, except for such breach or default which could not reasonably be expected to have a Material Adverse Effect.

         (vii) The Registration Statement and the Prospectus (except for the financial statements and the notes thereto and the other financial, statistical and accounting data included in the Registration Statement or the Prospectus, as to which such counsel need not express an opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

         In addition, such counsel shall state that such counsel has participated in conferences with officers of the Company, other representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, examined documents referred to in the Registration Statement and Prospectus and performed such other procedures as such counsel deemed appropriate, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any amendment thereof, at the time the Registration Statement became effective and as of such Closing Date (including any Registration Statement filed under Rule 462(b) of the Rules and Regulations), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (as of its date and as of such Closing Date), as amended or supplemented, includes any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and the notes thereto or other financial, statistical and accounting data included in any of the documents mentioned in this clause.

         In rendering such opinion such counsel may rely (i) as to matters of law other than New York, Delaware corporate and federal law, upon the opinion or opinions of local counsel PROVIDED, THAT the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries PROVIDED, THAT the extent of such reliance is specified in such opinion.

                                    ANNEX A-2

       MATTERS TO BE COVERED IN THE OPINION OF JONES, DAY, REAVIS & POGUE
                     COUNSEL FOR THE SELLING SECURITYHOLDER

          (i) The Selling Securityholder is the sole record and beneficial owner of the Shares to be sold by the Selling Securityholder and delivery of the certificates for the Shares to be sold by the Selling Securityholder pursuant to this Agreement, upon payment therefor by the Underwriters, will pass marketable title to such Shares to the Underwriters and the Underwriters will acquire all the rights of the Selling Securityholder in the Shares (assuming the Underwriters have no knowledge of an adverse claim), free and clear of any security interests, claims, liens or other encumbrances.

         (ii) The Selling Securityholder has the power and authority to enter into the Custody Agreement, the Power of Attorney and this Agreement and to perform and discharge the Selling Securityholder obligations thereunder and hereunder; and this Agreement, the Custody Agreements and the Powers of Attorney have been duly and validly authorized, executed and delivered by (or by the Attorneys-in-Fact, or either of them, on behalf of) the Selling Securityholder and are valid and binding agreements of the Selling Securityholder, enforceable in accordance with their respective terms (except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity).

         (iii) The execution and delivery of this Agreement, the Custody Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, or any agreement or instrument known to such counsel to which the Selling Securityholder is a party or by which the Selling Securityholder is bound or to which any of its property is subject, any the Selling Securityholder's charter or by-laws, or any order or decree known to such counsel of any court or government agency or body having jurisdiction over the Selling Securityholder or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Option Stock being sold by the Selling Securityholder, except such as may be required under the Act or state securities laws or blue sky laws.

         (iv) Such other matters as you may reasonably request.

         In rendering such opinion such counsel may rely (i) as to matters of law other than New York, Delaware corporate and federal law, upon the opinion or opinions of local counsel PROVIDED, THAT the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Selling Securityholder, PROVIDED, THAT the extent of such reliance is specified in such opinion.